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                                                                    Exhibit 99.1

                    Form of Proxy Card of C-Port Corporation

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                               C-PORT CORPORATION
                                One High Street
                       North Andover, Massachusetts 01845

                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD [               ], 2000

The undersigned stockholder of C-PORT CORPORATION, a Delaware corporation (the "Company"), revoking all prior proxies, hereby appoints Laurence G. Walker and John Gavin, and each or either of them his attorneys and agents with full power of substitution to vote as Proxy for the undersigned stockholder as herein stated at the special meeting of stockholders of the Company to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 on
[          ], 2000 at [     ] .m., local time, and at any adjournment or
adjournments thereof, with all the power which the undersigned would possess if personally present at said meeting, upon on the proposals set forth below and in accordance with their discretion on any other matters that may properly come before the special meeting.

                                 **IMPORTANT**
    PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND MAIL THIS PROXY
                      IMMEDIATELY IN THE ENCLOSED ENVELOPE

See Reverse Side
[X] Please mark your votes as in this example.
1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 17, 2000, among Motorola Inc., a Delaware corporation, CP Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Motorola, and C-Port Corporation, a Delaware corporation, the Merger, and the appointment of Laurence G. Walker as the stockholder representative under the Agreement and Plan of Merger, as described in the accompanying Proxy Statement/Prospectus.
  [_] FOR[_] AGAINST[_] ABSTAIN
2. To transact any other business as may properly come before the special meeting or any adjournment of postponement of the special meeting, including potential adjournments or postponements of the special meeting to solicit additional proxies to approve and adopt the Agreement and Plan of Merger and the Merger.
  [_] FOR[_] AGAINST[_] ABSTAIN
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED OR, WHERE NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1 SET FORTH ABOVE.
Mark here for address change and note below. [_]
Dated: ___________________, 2000
Address:  ______________________
   ---------------------------     --------------------------------
   ---------------------------               Signature(s)
                                   --------------------------------
                                             Signature(s)
Please sign your name exactly as it appears on this proxy. When signing as attorney, executor, administrator, trustee or guardian, etc., please give your full title as it appears herein. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer.